UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2010

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 15, 2010, PHH Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). Stockholders holding 51,466,101 shares of the Company’s common stock were present, in person or by proxy, at the 2010 Annual Meeting, representing approximately 93.11% of the 55,272,382 shares of the Company’s common stock that were issued and outstanding as of March 25, 2010, the record date for the 2010 Annual Meeting.
At the 2010 Annual Meeting, the Company’s stockholders (i) elected Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr. as Class II directors, each to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (“Proposal 1”), and (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (“Proposal 2”).
Votes cast at the 2010 Annual Meeting were as follows:

					BROKER
	FOR	WITHHELD	AGAINST	ABSTAIN	NON-VOTES
Proposal 1:
Deborah M. Reif	47,371,666	384,938	—	—	3,709,497
Carroll R. Wetzel, Jr.	47,436,124	320,480	—	—	3,709,497

Proposal 2:
Ratification of Auditors	51,079,851	—	375,475	10,775	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated June 15, 2010